UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

CADUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28674	13-3660391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (212) 702-4300

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of Cadus Corporation (the “Company”) was held on December 2, 2013.

(b)	The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.     The following individuals were elected as directors to serve until the next annual meeting of stockholders by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
James R. Broach	5,591,615	3,335,167	0
Brett Icahn	6,363,797	2,562,985	0
Peter S. Liebert	6,368,197	2,558,585	0
Jack G. Wasserman	5,855,117	3,071,665	0

2.     The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the annual meeting was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
8,041,306	864,006	21,470	0

3.     The stockholders voted, on a non-binding advisory basis, on the frequency for holding future advisory votes on executive compensation. The result of the vote was as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
8,888,165	17,650	2,000	18,967	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2013	Cadus Corporation

	By:	/s/ David Blitz
Name: David Blitz Title: President